                                                                   EXHIBIT 10.7b

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT, effective April 30, 2002 between COLUMBIA BANCORP, a Maryland corporation (the "Corporation"), THE COLUMBIA BANK, a Maryland trust company and a principal subsidiary of the Corporation (the "Bank"), and JOHN M. BOND, JR. (the "Executive"), amends the Employment Agreement between the Corporation, the Bank and the Executive, dated February 26, 1996, as amended December 18, 1997 (the "Employment Agreement").

                              W I T N E S S E T H:

     The Corporation and the Bank (each, a "Company" and collectively, the "Companies") recognized the Executive's contribution to the organization, growth and success of the Companies and entered into the Employment Agreement with the Executive to secure his services. The Companies and the Executive desire to amend the Employment Agreement as set forth below in this Second Amendment to provide for the extension of health benefits for a period of ten years upon a change in control.

     Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the Companies and the Executive agree to amend the Employment Agreement as follows:

     1. Paragraph 5.2 shall be amended to read as follows:

          "5.2.     Amount of Payments. Except as provided in paragraph 5.2(e), and in lieu of amounts payable under paragraph 4, the Companies will pay the Executive the following amounts in the following circumstances:

          (a) (i)   If the Executive is terminated by either of the Companies in the circumstances described under paragraph 4.3(a)(i), or if the Executive resigns during a Change in Control Period in the circumstances described under paragraph 4.3(a)(ii), or if during a Change in Control Period the Executive resigns in circumstances other than those described under paragraph 4.3(a)(ii) without having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Companies will pay, or cause to be paid, to the Executive: (a) if the Executive's termination or resignation occurs before the Executive has attained the age of 62 years, an amount equal to three times the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's termination or resignation occurs on or after the Executive has attained the age of 62 years, an amount equal to the amount set forth in paragraph 5.2(a)(i)(a) multiplied by a fraction, the numerator of which shall be 1,095 minus the number of days which have passed since the Executive's 62nd birthday, and the denominator of which shall be 1,095.

              (ii) Such payment shall be made in one lump sum within 15 business days after the Executive's termination or resignation.

          (b) (i)   If the Executive resigns during a Change in Control Period in circumstances other than those described under paragraph 4.3(a)(ii) after having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Companies will pay, or cause to be paid, to the Executive: (a) if the Executive's resignation occurs before the Executive has attained the age of 64 years, an amount equal to the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's resignation occurs on or after the Executive has attained the age of 64 years, an amount equal to the amount set forth in paragraph 5.2(b)(i)(a) multiplied by a fraction, the numerator of which shall be 365 minus the number of days which have passed since the Executive's 64th birthday, and the denominator of which shall be 365.

              (ii) Such payment shall be made in one lump sum within 15 business days after the Executive's resignation.

          (c) Except as provided in paragraph 5.2(e), if the Executive is terminated by the Companies or resigns as described in paragraph 5.2(a), or resigns as described in paragraph 5.2(b), the Executive shall continue to receive all health, life, and disability insurance benefits available to him pursuant to paragraph 1.2(b) of this Agreement that he was receiving immediately before such termination or resignation. The Executive shall pay the same percentage of the total cost of such coverage as he was paying when his employment terminated. The total cost of the Executive's continued coverage shall be determined using the same rates for health, life and/or disability coverage that apply from time to time to similarly situated active employees. The Executive shall continue to receive such benefits until the earliest of (i) such time as the Executive shall have been receiving substantially similar insurance benefits for six months under subsequent employment, (ii) in the case of life and disability benefits, 36 months after the date of a termination or resignation described in paragraph 5.2(a) or 12 months after the date of a resignation described in paragraph 5.2(b), (iii) in the case of health benefits, 10 years after the date of termination or resignation described in paragraph 5.2(a) or 12 months after the date of resignation described in paragraph 5.2(b), or
        (iv) such date as the Executive shall have attained the age of 65 years.

          (d) All options granted to the Executive under the Corporation's stock option award arrangements providing for the granting of options to acquire common stock to founders, directors and key employees shall immediately become fully vested in the event of a Change in Control.

          (e) The Executive is to receive no payments under paragraph 5.2(a) or
        (b) and no benefits under paragraph 5.2(c) if the Executive is terminated during a Change in Control Period after having already attained the age of 65 years, or if the Executive is terminated by either of the Companies during a Change in Control Period upon the death or total disability of the Executive or for cause. In an instance of death or total disability of the Executive, however, the Executive and his dependents, beneficiaries and estate shall receive any benefits payable to them under paragraphs 4.2 (c) and 4.2 (d).

          (f) (i)   The Executive shall bear all expense of, and be solely
        responsible for, all federal, state, or local taxes due with respect to any payment received hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether payable pursuant to the terms of this Agreement ("Contract Payments") or any other plan, arrangements or agreement with the Companies or any affiliate (collectively with the Contract Payments, the "Total Payments") shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the Executive shall exceed the net after-tax benefit received by the Executive if no such reduction was made.

              (ii) For purposes of this paragraph 5.2(f), "net after-tax benefit" shall mean (i) the total of all payments and the value of all benefits which the Executive receives or is then entitled to receive from the Companies that would constitute "parachute payments" within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

              (iii) The foregoing determination shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Companies and reasonably acceptable to the Executive (which may be, but will not be required to be, the Companies' independent auditors). The Accounting Firm shall submit its determination and detailed supporting calculations to both the Executive and the Companies within fifteen (15) days after receipt of a notice from either of the Companies or from the Executive that the Executive may receive payments which may be "parachute payments." If the Accounting Firm determines that such reduction is required by this paragraph 5.2(f), the Executive, in the Executive's sole and absolute discretion, may determine which Total Payments shall be reduced or forfeited to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Companies shall pay such reduced amount to the Executive. If the Accounting Firm determines that no reduction or forfeiture is necessary under this paragraph 5.2(f), it will, at the same time as it makes such determination, furnish the Executive and the Companies an opinion that Executive shall not be liable for any excise tax under Section 4999 of the Code. The Executive and the Companies shall each provide the Accounting Firm access to and copies of any books, records, and documents in the possession of the Executive or the Companies, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this paragraph 5.2(f). The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this paragraph 5.2(f) shall be borne by the Companies.

     IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to the Employment Agreement on this 30 day of April, 2002.

ATTEST:                                 COLUMBIA BANCORP

                                        /s/ John A. Scaldara, Jr.
-----------------------------           ----------------------------
                                        John A. Scaldara, Jr.
                                        Executive Vice President and
                                        Chief Financial Officer

ATTEST:                                 THE COLUMBIA BANK

                                        /s/ John A. Scaldara, Jr.
-----------------------------           ----------------------------
                                        John A. Scaldara, Jr.
                                        Executive Vice President and
                                        Chief Financial Officer

WITNESS:

                                        /s/ John M. Bond, Jr.
-----------------------------           ----------------------------
                                        John M. Bond, Jr.